                                                                      EXHIBIT 21


                  SUBSIDIARIES AND AFFILIATE OF THE REGISTRANT


                                        State or
                                       Country of         Names Under Which
            Name*                     Incorporation       Subsidiaries Do Business
- ----------------------------          -------------       ------------------------
PACCAR of Canada Ltd.                  Canada             PACCAR of Canada Ltd.
                                                          Canadian Kenworth Co.
                                                          Peterbilt of Canada


PACCAR Australia Pty. Ltd.             Australia          PACCAR Australia Pty. Ltd.
                                                          Kenworth Trucks

PACCAR U.K. Ltd.                       Delaware           PACCAR U.K. Ltd.
                                                          Foden Trucks

VILPAC S.A. (Affiliate)                Mexico             VILPAC S.A.
                                                          Kenworth Mexicana S.A. de C.V.
                                                          KENPAR S.A. de C.V.
                                                          KENFABRICA, S.A. de C.V.
                                                          KENCOM, S.A. de C.V.

PACCAR Financial Corp.                 Washington         PACCAR Financial Corp.

PACCAR Financial Services Ltd.         Canada             PACCAR Financial Services Ltd.

PACCAR Leasing Corporation             Delaware           PACCAR Leasing Corporation
                                                          PacLease

RAILEASE Inc                           Washington         RAILEASE Inc

Trico Industries, Inc.                 California         Trico Industries, Inc.

PACCAR Sales North America, Inc.       Delaware           PACCAR Sales North America

PACCAR Automotive, Inc.                Washington         Grand Auto
                                                          Al's Auto Supply


* The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.